UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Halifax Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HALIFAX CORPORATION
5250 Cherokee Avenue
Alexandria, Virginia 22312

ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholders:
     It is my pleasure to invite you to attend the Annual Meeting of Halifax Shareholders. We will be holding the Annual Meeting on July 21, 2006 at 10:00 a.m., local time, at Halifax Corporation located at 5250 Cherokee Avenue, Alexandria, VA 22312.
     During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and proxy statement and report on the Company’s business operations.
     This booklet includes the Notice of Annual Meeting of Shareholders, proxy statement, proxy card and voting instructions. The 2006 Annual Report to Shareholders is also enclosed. The proxy statement provides information about Halifax in addition to describing the business we will conduct at the Annual Meeting.
     We encourage your attendance and look forward to seeing you at the meeting, but whether or not you plan to attend, your vote is very important to us. Information about voting procedures can be found in the proxy statement and on the stub portion of the enclosed proxy card. Please return a signed proxy card so that you can be sure your shares will be voted.

Sincerely,
/s/ Charles L. McNew
Charles L. McNew
President and Chief Executive Officer

HALIFAX CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 21, 2006
To the Shareholders of Halifax Corporation:
     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders (the “Annual Meeting”) of Halifax Corporation (the “Company”) will be held at Halifax Corporation located at 5250 Cherokee Avenue, Alexandria, VA 22312 on July 21, 2006, at 10:00 a.m., local time.
     We are holding the meeting for the following purposes:
1.	To elect seven (7) directors, each for a one (1) year, term until his successor is duly elected and qualified, as more fully described in the accompanying proxy statement; and

2.	The transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
     The Board of Directors is not aware of any other matters to be brought before the Annual Meeting.
     The Board of Directors has fixed the close of business on June 26, 2006, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.
     In addition to the proxy statement, proxy card and voting instructions, a copy of the Company’s 2006 Annual Report to Shareholders, which is not part of the proxy soliciting materials, is enclosed.
     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING PLEASE SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE. PLEASE REVIEW THE INSTRUCTIONS ON THE PROXY CARD REGARDING YOUR VOTING OPTIONS. YOU CAN REVOKE A PROXY AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THE ENCLOSED PROXY STATEMENT.

By Order of the Board of Directors
/s/ Ernest L. Ruffner
Ernest L. Ruffner
Secretary

Alexandria, Virginia
June 28, 2006

HALIFAX CORPORATION
5250 Cherokee Avenue
Alexandria, Virginia 22312
PROXY STATEMENT
     The Annual Meeting of Shareholders (the “Annual Meeting”) of Halifax Corporation (the “Company”) will be held on July 21, 2006, at 10:00 a.m., local time, at Halifax Corporation located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below. The approximate date on which this proxy statement and the accompanying proxy card will first be sent or given to shareholders is June 28, 2006.
     Sending in a signed proxy card will not affect the shareholder’s right to attend the Annual Meeting and vote in person since the proxy card is revocable.
     The enclosed proxy is being solicited on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting, including any postponements or adjournments thereof.
     At the Annual Meeting, shareholders will vote upon the election of directors. The Board of Directors is not aware of any other matter to be brought before the Annual Meeting.
Costs of Proxy Solicitation
     The cost of preparing, assembling and mailing the notice, proxy statement and proxy card and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.
Proxies and Voting
     A proxy card is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy card will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals prior to voting your proxy card. If your proxy is signed and returned without specifying a vote on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal.
     You may revoke your proxy card at any time before it is voted at the meeting by taking one of the following actions: (1) giving timely written notice of the revocation to the Secretary of the Company; (2) executing and delivering a later dated proxy card; or (3) voting in person at the Annual Meeting.
     The enclosed proxy card confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters about which the Company did not receive notice prior to May 1, 2006; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification at the Annual Meeting of the action taken at such prior meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and proxy card pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy card will vote in accordance with their best judgment.
SHARES OUTSTANDING AND VOTING RIGHTS
     Only shareholders who held shares of the Company’s common stock, par value $0.24 per share (the “Common Stock”), of record at the close of business on June 26, 2006 (the “Record Date”), are entitled to notice of and vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 3,175,206 shares of Common Stock outstanding. In order for a quorum to be present at the Annual Meeting, one-third of the shares of Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes (as described below).
     Broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) are counted in determining whether a quorum is present. Abstentions and shares held of record by a broker or nominee that are voted on any matter are counted in determining whether a quorum is present. Abstentions and broker non-votes are not counted as votes cast in the election of directors. Abstentions, but not broker non-votes, will have the same legal effect as a vote against any other proposal.
     Each share of Common Stock outstanding is entitled to one vote on each matter, which may be brought before the Annual Meeting. Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote. Each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
     The following table sets forth as of June 26, 2006 the number of shares of the Common Stock beneficially owned by: (1) each person who owned of record, or is known by the Company to have beneficially owned, more than 5% of such shares then outstanding; (2) each director and nominee for director; (3) the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary and bonus totaled $100,000 or more during fiscal 2006 (the “Named Executive Officers”); and (4) all executive officers, directors and director nominees as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent
Nancy M. Scurlock	399,545	(1)	12.6%
10575 NW Skyline Boulevard Portland, OR 97231

The Arch C. Scurlock Children’s Trust dated December 9, 2002	399,544	(2)	12.6
7425 Walton Lane Annandale, VA 22003

Gary M. Lukowski	159,023	(3)	5.0
11321 NE 120th Street Kirkland, WA 98034

Jai N. Gupta,	198,286	(4)	6.2
Shashi A. Gupta and RSSJ Associates, LLC 1173 Dolly Madison Blvd. McLean, VA 22101

John H. Grover	62,085	(5)	1.9

John M. Toups	53,097	(6)	1.7

Thomas L. Hewitt	44,497	(7)	1.4

Gerald F. Ryles	104,791	(8)	3.3

Arch C. Scurlock, Jr.	23,450	(9)	*

Daniel R. Young	40,413	(10)	1.3

Charles L. McNew	167,697	(11)	5.1

Joseph Sciacca	97,275	(12)	2.9

Hugh M. Foley	47,098	(13)	1.5

Larry L. Whiteside	108,596	(14)	3.4

Jonathan L. Scott	—		*

All executive officers, directors and director nominees as a group (10 persons)	650,903	(16)	18.5%

*	Less than 1%

1.	Based in part on a Schedule 13G filed with the SEC on October 3, 2005. Includes 392,961 shares held directly, as well as 6,584 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan, which are exercisable within 60 days of the Record Date.

2.	Based in part on a Schedule 13D filed with the SEC on October 3, 2005. Includes 392,961 shares held directly, as well as 6,583 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan, which are exercisable within 60 days of the Record Date. Arch C. Scurlock, Jr., the Company’s director, is a trustee and beneficiary of this trust. Additionally, John H. Grover, the Company’s director, is a trustee of this trust. Messrs. Scurlock and Grover disclaim beneficial ownership of the shares beneficially owned by the trust because they do not have voting or investment control in accordance with the rules and regulations promulgated under the Exchange Act.

3.	Based in part on a Schedule 13D filed with the SEC on September 9, 2003. Mr. Lukowski, an employee of the Company, reported sole voting and dispositive power over the shares. Includes 157,773 shares held directly and 1,250 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan, which are exercisable within 60 days of the Record Date.

4.	Based on a Schedule 13D/A filed with the SEC on September 8, 2003 by Jai N. Gupta, Shashi A. Gupta and RSSJ Associates, LLC. Includes 121,655 shares held directly by RSSJ Associates LLC as well as 24,331 shares subject to warrants held directly by RSSJ Associates LLC, which are exercisable within 60 days of the Record Date, and 52,300 shares held directly by Jai M. Gupta, a senior officer of RSSJ Associates, LLC. Mr. and Mrs. Gupta are the sole owners of RSSJ Associates, LLC and as a result may be deemed to beneficially own the 145,986 shares held directly by RSSJ Associates, LLC.

5.	Includes 1,500 shares held by the John H. Grover Revocable Trust, 41,285 shares owned by Grofam, L.P., 19,300 shares subject to options granted pursuant the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date. Excludes shares held by The Arch C. Scurlock Children’s Trust, of which Mr. Grover serves as trustee (see note 2 above).

6.	Includes 28,931 shares held directly as well as 19,300 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date, and 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

7.	Includes 24,331 shares held by the Hewitt Family, LLC as well as 15,300 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date, and 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

8.	Includes 101,491 shares held by the G. and A. Ryles Living Trust dated October 28, 1968, and 3,300 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date.

9.	Includes 17,150 shares held directly and 6,300 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date. Excludes shares held by The Arch C. Scurlock Children’s Trust, of which Mr. Scurlock serves as a trustee and is a beneficiary (see note 2 above).

10.	Includes 24,331 shares held directly as well as 11,216 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date and 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

11.	Includes 8,500 shares held directly, 24,331 shares held indirectly by a trust for a retirement account, 130,000 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date, as well as 4,866 shares subject to warrants which are exercisable within 60 days of the Record Date.

12.	Includes 9,925 shares held directly, 19,484 shares held indirectly by a trust for a retirement account, 63,000 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and 2005 Stock

Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date, as well as 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

13.	Includes 12,165 shares held directly as well as 32,500 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date as well as 2,433 shares subject to warrants, which are exercisable within 60 days of the Record Date.

14.	Includes 108,597 shares held directly.

15.	Includes 101,002 shares held directly, 212,422 shares held indirectly, 310,716 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and the 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date, as well as 26,763 shares subject to warrants which are exercisable within 60 days of the Record Date.

PROPOSAL I — ELECTION OF DIRECTORS
     The Company’s Bylaws, as amended (“Bylaws”) provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of directors has been fixed at seven.
     Each director is elected to serve until the next annual meeting of shareholders or until the election and qualification of his respective successor. The Board of Directors, based upon recommendation from the Nominating and Corporate Governance Committee, has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board of Directors knows of no reason why such nominees would be unable to serve as directors. The Company expects each nominee to be able to serve if elected, but if any nominee notifies the Company before the meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Board of Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board of Directors as equals the number of nominees who are able to serve.
     In accordance with the merger agreement pursuant to which the Company acquired Microserv, Inc. (the “Merger Agreement”), the Company agreed that the former shareholders of Microserv, Inc., shall have the right to nominate a director to the Company’s Board of Directors so long as such former shareholders collectively own greater than 50% of the number of shares of Common Stock issued to them pursuant to the Merger Agreement. As of the Record Date, the former shareholders collectively owned greater than 50% of the number of shares of Common Stock issued to them pursuant to the Merger Agreement. Gerald F. Ryles is the nominee of the former shareholders of Microserv Inc. The Company agreed in the Merger Agreement to recommend, consistent with the fiduciary duties of its Board of Directors, such nominee to the Company’s shareholders and to undertake its best efforts to secure the election of such nominee. In addition, pursuant to a voting agreement executed in connection with the Merger Agreement, Charles L. McNew, Joseph Sciacca, Hugh M. Foley and Thomas J. Basile, subject to certain limitations concerning the qualification of the nominee, to vote their respective shares of voting capital stock of the Company in favor of the nominee of the former shareholders of Microserv, Inc. As recommended by the Nominating and Corporate Governance Committee, the Board of Directors also nominated Mr. Ryles for election as director.

     The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with their respective periods of service as directors and other positions with the Company:

		Date First
Nominee	Age	Elected	Principal Occupation and Employment; Other Background
John H. Grover	78	1984	John H. Grover, presently Chairman of the Board of Directors, has been a Director of the Company since 1984. From December 2002 until its liquidation in December 2003, Mr. Grover served as President of Research Industries Incorporated, a private investment company. Prior to such time, he served as Executive Vice President, Treasurer and Director of Research Industries Incorporated from 1968 until June 2003, and as a Director of TransTechnology Corporation, an aerospace engineering company, from 1969 to 1992. In addition, he presently serves as a director of Westgate Partners, Inc., a real estate investment company, World Resources Co., a recycling company, Parkgate Group, LLC, a real estate investment company, Aviation Facilities Company, Inc., a real estate investment company, and Nano-C, Inc., a chemical manufacturing company. He is a general partner of Grofam, L.P., an investment company.

Thomas L. Hewitt	67	2000	Thomas L. Hewitt serves as Chief Executive Officer of Global Governments LLC, a consulting firm, since June 2000. He founded Federal Sources, Inc. (“FSI”) in December 1984, a market research and consulting firm, and served as FSI’s Chief Executive Officer until the recent sale of FSI in 2000. Prior to founding FSI, Mr. Hewitt served as a Senior Vice President of Kentron, an information technology professional services company acquired by Planning Resource Corporation (“PRC”), a government IT service company, and held several senior level positions at Computer Science Corporation, an information technology systems integration company, including President of the Infonet Government Systems Division and Vice President of Program Development of the Systems Group. Mr. Hewitt is currently a director of GTSI Corp. (“GTSI”), a reseller of software and hardware, and Analex Corporation, a system integrator company.

Charles L. McNew	54	2000	Charles L. McNew joined the Company in July 1999 and was appointed President and Chief Executive Officer in May 2000. He had been acting President and Chief Executive Officer from April 2000 to May 2000 and prior to that was Executive Vice President and Chief Financial Officer. Prior to joining the Company, from July 1994 through July 1999, Mr. McNew was Chief Financial Officer and later Chief Operating Officer of NumereX Corporation, a public Company which develops and markets communications and information products and services.

Gerald F. Ryles	70	2003	Gerald F. Ryles served as Chairman of the Board and Chief Executive Officer of Microserv, Inc. from January 1994 until January 2001. From January 2001 until the Company’s acquisition by merger of all of the issued and outstanding capital stock of Microserv, Inc., on August 29, 2003, Mr. Ryles served as the Chairman of the Board of Microserv, Inc. Mr. Ryles also serves as a director of Giant Campus, Inc., a software company, and Zumiez Inc., a mall based specialty retailer.

Arch C. Scurlock, Jr.	59	2003	Arch C. Scurlock, Jr. has served as a financial analyst consultant since June 2003. Prior to such time, he served as Vice President of Research Industries Incorporated (“RII”) from 1987 until December 2003 and as a director of RII from 1983 until December 2003. From 1977 to 1987, Mr. Scurlock was a chemical engineer at Atlantic Research Corporation, a government research company.

		Date First
Nominee	Age	Elected	Principal Occupation and Employment; Other Background
Daniel R. Young	72	2001	Daniel R. Young is a director of GTSI, Analex Corporation and NCI, Inc., an information technology systems engineer and integration company. Mr. Young, former Vice Chairman and Chief Executive Officer of Federal Data Corporation (“FDC”), a government IT service company, retired in 2000 after having served in various executive capacities for more than two decades. He joined FDC in 1976 as the Executive Vice President, and in 1985, was elected President and Chief Operating Officer. Following the acquisition in 1995 of FDC by The Carlyle Group, a private investment group, Mr. Young assumed the position of President and Chief Executive Officer. In 1998, he was elected Vice Chairman of the Board of Directors. Before joining FDC, Mr. Young was an executive of Data Transmission Company, an information technology company. He ultimately became Executive Vice President, and, prior to that, held various engineering, sales and management positions at Texas Instruments, Inc., a computer equipment manufacturer. He also served in the U.S. Navy as a sea officer.

John M. Toups	80	1993	John M. Toups served as President and Chief Executive Officer of PRC from 1978 to 1987. Prior to that he served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp and is currently a Director of NVR, Inc., a home builder company and GTSI.
Governance of the Company
     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors meets at least quarterly during the year to review significant developments affecting the Company and to act upon matters requiring Board of Directors approval. In addition, the Board of Directors receives monthly reports of significant activities that occur between meetings. It also may hold special meetings when important matters require action by the Board of Directors between scheduled quarterly meetings. Members of senior management attend Board of Directors meetings to report on and discuss their areas of responsibility. During fiscal year 2006, there were eight (8) meetings of the Board of Directors.
     During fiscal 2006, all of the directors attended 75% or more of all of the meetings of the Board of Directors (held during the period for which he or she was a director) and the meetings of all committees of the Board of Directors on which such director served.
Committees of the Board of Directors and Their Functions
     The Board of Directors has established an Audit Committee, Compensation and Employee Benefits Committee, and Nominating and Corporate Governance Committee, each of which is briefly described below.
     Audit Committee. The Audit Committee assists the Board of Directors in maintaining the integrity of the Company’s financial statements, and of its financial reporting processes and systems of internal audit controls, and the Company’s compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit Committee also meets with the independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, compensates, appoints and oversees the Company’s independent auditors. The independent auditors periodically meet alone with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee also approves related party transactions. The Audit Committee, which currently consists of Messrs. Toups (Chairman), Young and Hewitt, met four (4) times in fiscal 2006. The Board of Directors has determined that each of Messrs. Toups, Young and Hewitt are independent as defined in applicable rules of the American Stock Exchange Company Guide (the “AMEX Company Guide”) and Rule 10A-3 of the Exchange Act and that Messrs. Toups and Young qualify as “audit committee financial experts” as defined under Item 401 of Regulation S-K.
     Compensation and Employee Benefits Committee. The Compensation and Employee Benefits Committee administers incentive compensation plans, including stock option plans, and advises the Board of Directors regarding employee benefit plans. The Compensation and Employee Benefits Committee establishes the compensation structure for senior managers of the Company, approves the compensation of senior executives of the Company, and makes recommendations to the independent directors of the Board of Directors with respect to compensation of the Chief Executive Officer. The Compensation and Employee Benefits Committee, which currently consists of Messrs. Grover (Chairman), Toups and Hewitt, met one (1) time in fiscal 2006. Each member is independent as defined in applicable rules of the AMEX Company Guide. In addition, each member is a non-employee director as defined in Rule 16b-3(b)(3) of the Exchange Act.
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee advises and makes recommendations to the Board of Directors on all matters concerning directorships, including the selection of candidates as nominees for election as directors and committee membership. The Nominating and Corporate Governance Committee is responsible for developing corporate governance policies and administering the Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee also recommends potential successors for key management. The Nominating and Corporate Governance Committee, which currently consists of Messrs. Grover (Chairman), Toups and Young, met one (1) time in fiscal 2006. Each member is independent as defined in applicable rules of the AMEX Company Guide. On April 27, 2006, the Nominating and Corporate Governance Committee recommended to the Board of Directors the slate of directors for election at the Annual Meeting.
Director Nomination Process
     General Information. The Company has a standing Nominating and Corporate Governance Committee of the Board of Directors that is responsible for, among other matters, determining the types of backgrounds needed to strengthen and balance the Board of Directors, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various Board of Directors committees for consideration of the full Board of Directors. See the Nominating and Corporate Governance

Committee charter, which was attached as an appendix to the proxy statement for the 2004 annual meeting of shareholders filed with the Securities and Exchange Commission (“SEC”) on June 16, 2004, for a complete list of the Nominating and Corporate Governance Committee’s duties and responsibilities.
     Messrs. Grover, Toups and Young constitute the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent, as defined in the applicable rules of the AMEX Company Guide.
     Consideration of Director Candidates Recommended or Nominated by Shareholders. The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations of director candidates. A shareholder who wishes to recommend a prospective director nominee should send a letter to the Chairman of the Nominating and Corporate Governance Committee at: 5250 Cherokee Avenue, Alexandria, VA 22312. Such letter must be signed and dated and the following information must be included in or attached to the letter:
•	name and address of the shareholder making the recommendation;

•	proof that the shareholder was the shareholder of record, and/or beneficial owner, of the Common Stock as of the date of the letter;

•	the name, address and resume of the recommended nominee; and

•	the written consent of the recommended nominee to serve as a director of the Company if so nominated and elected.
     The deadline for submitting the letter recommending a prospective director nominee for next year’s annual meeting of shareholders, is March 1, 2007, provided the shareholder making the recommendation would like the Nominating and Corporate Governance Committee to consider recommending such recommended candidate to the full Board of Directors for inclusion into the proxy materials for the next year’s annual meeting of shareholders.
     In addition, Section 10 of Article III of the Company’s Bylaws permits a shareholder to nominate directors for election at the Company’s shareholders meeting, provided the shareholder follows the procedures summarized below.
•	shareholder nominations for directors to be elected, which have not been previously approved by the Nominating and Corporate Governance Committee, must be submitted to the Chairman of the Nominating and Corporate Governance Committee in writing by certain deadlines specified in the Bylaws;

•	each shareholder nomination must set forth the following:
•	the name and address of the shareholder making the nomination and the person(s) nominated;

•	a representation that the shareholder is a holder of record, and/or beneficial owner, of voting stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person(s) nominated;

•	description of all arrangements and understandings between the shareholder and each nominee and any other person(s), naming such person(s), pursuant to which the nomination was submitted by the shareholder;

•	such other information regarding the shareholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee, including, but not limited to, the principal occupation of each proposed nominee; and

•	the consent of each nominee to serve as a director of the Company if so elected.
     The deadline for submitting shareholder nominations pursuant to the foregoing procedure in connection with the next annual meeting of shareholders is March 1, 2007.
     The Company’s Bylaws are available upon the shareholder’s written request, at no cost, to Halifax Corporation, 5250 Cherokee Avenue, Alexandria, VA 22312, Attention: Corporate Secretary.
     Director Qualifications. In order to be nominated for director, a director candidate must meet the following criteria:
•	the director must be a natural person over 21 years of age;

•	the director should have high-level business experience;

•	the director should have knowledge about the issues affecting the Company’s business and the industry in which the Company operates;

•	the director should have high moral character and share the values of the Company as outlined in the Company’s Code of Business Conduct and Ethics; and

•	the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of the Company documents, SEC filings and other materials and the attendance of the Board of Directors and committee meetings, as applicable.

     Additional special criteria apply to directors being considered to serve on a particular committee of the Board of Directors, including, but not limited to, the Audit Committee. For instance, the Nominating and Corporate Governance Committee will review whether the director nominee is independent, as independence is defined in the AMEX Company Guide.
     Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board of Directors in accordance with the Company’s Articles of Incorporation, as amended, and Bylaws, whether any vacancies on the Board of Directors are expected and what incumbent directors will stand for re-election at the next annual meeting of shareholders. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board of Directors members as well as management, shareholders and other parties and makes recommendations to the full Board of Directors regarding proposed candidates to fill the vacancy. The Nominating and Corporate Governance Committee also has the sole authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.
     In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to the Company during the past term, including, but not limited to, the number of Board of Directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a Board of Directors member outlined above, including the director’s independence, as well as any special qualifications required for a member of a Board of Directors committee if such director serves on one or more committees of the Board of Directors and makes a recommendation regarding such director’s nomination for reelection to the full Board of Directors. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director does not participate in the discussion of such director’s recommendation for nomination for election as a director by the Nominating and Corporate Governance Committee.
     In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined in the AMEX Company Guide, and whether the nominee meets the qualifications for a Board of Directors member outlined above as well as any special qualifications applicable to a member of the Board of Directors committee, on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee interview the nominee in person or by telephone.
     Upon completing the evaluation, and the interview in case of a new candidate, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to whether to nominate the director nominee for election at the shareholders meeting.

Independence of Directors
     The Board of Directors has determined that Messrs. Grover, Toups, Hewitt and Young are “independent” within the definitions contained in the applicable rules of the AMEX Company Guide. A majority of the Board of Directors members are independent as defined by the applicable rules of the AMEX Company Guide.
Communication with the Board of Directors
     The Company’s shareholders may communicate issues or concerns regarding the Company’s business or the functions of the Board of Directors to the Board of Directors or individual members of the Board of Directors, including the Chairman of the Board’s Nominating and Corporate Governance Committee, Compensation and Employee Benefits Committee or Audit Committee, c/o the Secretary, Halifax Corporation, 5250 Cherokee Avenue, Alexandria, VA 22312.
     The Secretary will review all correspondence and will create a log of all correspondence received. The Secretary will periodically forward any correspondence received from a holder of the Company’s securities which deals with concerns regarding the Company’s business or with the functions of its Board of Directors or which he otherwise determines requires their attention, to the Board of Directors or to the member of the Board of Directors to whom the correspondence is addressed. Directors may at any time review the log of all correspondence received and request copies of any such correspondence. Concerns relating to questionable accounting, internal controls or auditing matters will be brought to the attention of the Board of Directors in accordance with the procedures established by the Audit Committee with respect to such matters and set forth in the Company’s Whistle Blower Policy.
Attendance at Annual Meetings of Shareholders
     The Board of Directors has adopted a policy that a majority of the Company’s directors attend the Company’s Annual Meeting of Shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders.
Director Compensation
     Directors who are not officers of the Company receive an annual fee of $1,000. Non-employee directors also receive $2,000 for each regular meeting of the Board of Directors attended in person and $1,000 for each regular meeting of the Board of Directors attended telephonically. In addition, non-employee directors receive $1,000 for each special meeting of the Board of Directors attended. Members of the Board of Directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board of Directors and of committees of the Board of Directors. Under the Non-Employee Directors Stock Option Plan, each director was granted options to purchase 5,000 shares of Common Stock on the first of the month following the date of the annual meeting of shareholders on which he was initially elected and was granted options to purchase up to 2,000 shares of Common Stock on each annual re-election by the shareholders as a director of the Company. Such options were granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. No further options may be granted pursuant to the Non-Employee Directors Stock Option Plan. Each non-employee director is eligible to receive awards under the 2005 Stock Option and Stock Incentive Plan.
     In fiscal 2006, Messrs. Grover, Hewitt, Scurlock and Young each received $13,000 and Messrs. Ryles and Toups each received $11,000 for attending meetings of the Board of Directors. In fiscal 2006, pursuant to the 2005 Stock Option and Stock Incentive Plan, each non-employee director was granted options to purchase 1,300 shares of Common Stock at an exercise price per share of $3.40 per share. These options vested upon grant and expire ten years from the date of grant.
     The following table sets forth information concerning options granted to non-employee directors as of March 31, 2006.
Non-Employee Directors Stock Option Plan

		Percent Total			Potential Realizable Value at
		Options Granted	Exercise		Assured Annual Rates of Stock
	Options	to Employees in	or Base	Expiration	Price Appreciation for
Name	Granted	Fiscal Year	Price ($)	Date	Option Term(1)
					5%($)	10%($)
John H. Grover	1,300	4.68%	$3.40	9/8/15	$2,780	$7,044
Chairman of the Board

Thomas L. Hewitt	1,300	4.68	3.40	9/8/15	2,780	7,044
Director

Gerald F. Ryles	1,300	4.68	3.40	9/8/15	2,780	7,044
Director

Arch C. Scurlock, Jr.	1,300	4.68	3.40	9/8/15	2,780	7,044
Director

John M. Toups	1,300	4.68	3.40	9/8/15	2,780	7,044
Director

Daniel R. Young	1,300	4.68	3.40	9/8/15	2,780	7,044
Director

TOTAL	7,800				$16,680	$42,264

(1)	Represents the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.
     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES FOR DIRECTOR.

REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE
     The overall philosophy regarding compensation of the Company’s executive officers, including the Named Executive Officers, continues to be based upon the concept that in order to achieve the Company’s objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Compensation and Employee Benefits Committee has an established policy whereby a significant portion of an executive officer’s total compensation is related directly to the performance of the Company resulting in the interest of the Company’s executive officers being parallel with the interests of its shareholders.
     The executive compensation program includes three elements, which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive marketplace.
     Base Salary. The base salaries of the executive officers, including the Chief Executive Officer, are a reflection of the size of the Company, the scope of responsibility of each individual, the extent of experience in their particular positions, individual performance for the previous year and market conditions. Reviewed annually, base salaries are related indirectly to the Company’s performance and upon the exercise of subjective judgment of the Compensation and Employee Benefits Committee and, with respect to officers other than the Chief Executive Officer, Mr. McNew. Messrs. Foley’s, Sciacca’s, Whiteside’s and Scott’s base salaries for fiscal year 2006 were $150,000, $160,000, $193,000 and $123,348, respectively. For fiscal year 2007, Messrs. Foley’s and Sciacca’s base salaries are $150,000 and $160,000, respectively.
     Mr. McNew was appointed President and Chief Executive Officer effective May 8, 2000. Prior to that, Mr. McNew served as Executive Vice President of the Company from July 1999 and Chief Financial Officer from September 1999. His base salary is reviewed annually. For fiscal year 2006, based upon the Company’s financial condition, Mr. McNew’s base salary remained at $240,000. Mr. McNew’s base salary for fiscal year 2007 is $240,000 until otherwise recommended by the Compensation and Employee Benefits Committee to the independent directors on the Board of Directors and determined by such directors.
     Incentive Compensation. The second component of the executive compensation program is incentive compensation related to the achievement of business plan objectives, including specified earnings targets. Based upon recommendations by the Compensation and Employee Benefits Committee, the business plan and related objectives are reviewed and approved by the full Board of Directors with respect to the executive officers, other than the Chief Executive Officer, and by the independent directors of the Board of Directors with respect to the Chief Executive Officer. Executives who qualify under the program are monetarily awarded if specific objectives are achieved and can be further rewarded, based upon a formula calculation if assigned objectives are exceeded.
     In fiscal 2006, Mr. McNew received a bonus of $37,500 and Messrs. Foley and Sciacca received a bonus of $10,000. In granting these bonuses, the Compensation and Employee Benefits Committee considered the officers’ contributions to the Company throughout the year, including the sale of the secure network services business and the restructuring of the Company’s debt, and the reduced salaries these officers agreed to take in past years.
     For the fiscal year ended March 31, 2007, the Compensation Committee and Employee Benefits Committee and the Board of Directors have not determined the parameters of the incentive compensation program.
     Equity Compensation. The final component of the executive compensation program is the 1994 Key Employee Stock Option Plan (“1994 Plan”) which was adopted and approved by the Company’s shareholders at the 1994 annual meeting and is for the benefit of the Company’s key employees, including officers, who meet certain criteria and the 2005 Stock Option and Stock Incentive Plan (the “2005 Plan”) which was adopted and approved by the Company’s shareholders at the 2005 annual meeting and is for the benefit of officers, directors and key employees of and important consultants to the Company. No additional options may be granted under the 1994 Plan. The purpose of the 2005 Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to the Company and its affiliates by providing for awards in the form of Common Stock. It also ensures our executive team is focused on shareholder value. The 2005 Plan is administered by the Compensation and Employee Benefits Committee. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible participants those to whom and time or times at which, options or shares of restricted stock may be granted, the numbers of shares of Common Stock to be subject to each option or restricted stock grant, and the type of option to be granted.
     No member of the Compensation and Employee Benefits Committee is a former or current officer or employee of the Company or any of its subsidiaries.
Compensation and Employee Benefits Committee

John H. Grover (Chairman)
John M. Toups
Thomas Hewitt

EXECUTIVE COMPENSATION
     The following table sets forth information relating to the Named Executive Officers, for services rendered in all capacities during the fiscal years ended March 31, 2006, 2005 and 2004.
Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation
					Awards
					Securities
					Underlying	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Options (#)	Compensation ($)
Charles L. McNew	2006	$240,000		$37,500	5,000	$2,631	(1)
President and Chief	2005	240,000		—	25,000	3,456
Executive Officer	2004	219,865		—	—	5,216

Hugh M. Foley	2006	$150,000		$10,000	5,000	$5,326	(2)
Vice President,	2005	145,000		—	12,500	4,779
Operations	2004	126,240		—	—	6,132

Joseph Sciacca	2006	$160,000		$10,000	5,000	$11,433	(3)
Vice President of	2005	160,000		—	10,000	11,409
Finance and Chief Financial Officer	2004	147,491		—	—	9,772

Larry L. Whiteside(4)	2006	$193,003		—	—	$1,844	(5)
Senior Vice President	2005	96,499		—	1,000	8,071
	2004	—		—	—	7,293

Jonathan L. Scott(6)	2006	$161,507	(7)	—	—	$100,934	(8)
Senior Vice President,	2005	218,273	(9)	—	—	16,270
Sales and Marketing	2004	120,808	(9)	—	20,000	8,476

(1)	Includes Company contributions of $2,494 to the 401(k) plan and $137 to the health and benefit plans.

(2)	Includes Company contributions of $1,560 to the 401(k) plan and $3,766 to health and welfare plans.

(3)	Includes Company contributions of $1,664 to the 401(k) plan and $9,769 to the health and welfare plans.

(4)	Mr. Whiteside ceased to be employed by the Company on May 6, 2006.

(5)	Includes Company contributions of $1,707 to the 401(k) plan and $137 to health and welfare plans.

(6)	Mr. Scott ceased to be employed by the Company on September 5, 2005.

(7)	Includes $38,160 in commissions earned by Mr. Scott.

(8)	Includes $83,133 in severance payments, Company contributions of $10,047 to health and welfare plans and an automobile allowance of $7,754.

(9)	Includes $46,735 and $33,935 in commissions earned by Mr. Scott in fiscal 2005 and 2004, respectively.

     The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Executive Officers during fiscal 2006 pursuant to the 2005 Stock Option and Stock Incentive Plan.
Option Grants in Fiscal Year 2006

Individual Grants
	Number of				Potential Realized Value at
	Securities	Percentage of Total			Assumed Annual Rates of Stock
	Underlying	Options Granted	Exercise		Price Appreciation for
	Options	to Employees in	or Base	Expiration	Option Term(2)
Name	Granted	Fiscal Year	Price ($)	Date	5%($)	10%($)
Charles L. McNew	5,000	17.99%	$3.40	9/8/15	$10,691	$27,094
President/Chief Executive Officer

Hugh M. Foley	5,000	17.99	3.40	9/8/15	10,691	27,094
Vice President, Operations

Joseph Sciacca	5,000	17.99	3.40	9/8/15	10,691	27,094
Vice President of Finance and Chief Financial Officer

Larry L. Whiteside	—	—	—	—	—	—
Senior Vice President

Jonathan L. Scott	—	—	—	—	—	—
Vice President, Sales and Marketing

(1)	On September 9, 2005, options to purchase 5,000 shares of Common Stock were granted to Messrs. McNew, Foley and Sciacca. These options were granted under the 2005 Stock Option and Stock Incentive Plan. On September 5, 2005, Mr. Scott ceased to be employed by the Company and on May 6, 2006, Mr. Whiteside ceased to be employed by the Company.

(2)	Represents the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

     The following table sets forth the information regarding option exercises by the Named Executive Officers during fiscal 2006.
Aggregated Option Exercises and Fiscal Year-End Option Value

	Shares		Number of Securities		Value of Unexercised In-The-
	Acquired		Underlying Unexercised		Money Options at Fiscal Year-
	on		Options at Fiscal Year-End		End(1)
	Exercise	Value
Name	(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles L. McNew	—	—	130,000	5,000	$—	$—
President/Chief Executive Officer

Hugh M. Foley	—	—	32,500	2,500	—	—
Vice President, Operations

Joseph Sciacca	—	—	58,000	8,000	—	—
Vice President of Finance and Chief Financial Officer

Larry L. Whiteside	—	—	—	—	—	—
Senior Vice President

Jonathan L. Scott	—	—	—	—	—	—
Vice President, Sales and Marketing

(1)	Represents the aggregate market value (market price of Common Stock less the exercise price) of the options granted based upon the closing sales price per share of $3.05 on March 31, 2006.
Severance Arrangements
     On May 8, 2000, the Company entered into an Executive Severance Agreement with Mr. McNew, the Company’s President and Chief Executive Officer. This agreement provides benefits under certain circumstances including a change in control of the Company and remains in effect so long as Mr. McNew continues to be employed by the Company. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or “for cause,” as defined in the agreement. Except in connection with a change of control event as defined in the agreement termination for any other reason results in compensation equal to twelve months salary. In the event of termination within one year after a change in control, Mr. McNew would receive compensation equal to twenty-four months salary subject to statutory limitations. In the event Mr. McNew was terminated without cause, on March 31, 2006, he would have been entitled to a termination payment of approximately $480,000.
     The Company entered into termination/separation agreements on May 10, 2000 with Mr. Sciacca and on January 17, 2003 with Mr. Foley. On March 20, 2003, Mr. Sciacca’s termination/separation agreement was modified to increase the period of payment in the event of termination without cause from six to nine months.

     For the above named individuals in the immediately preceding paragraph, in the event of involuntary termination without cause, the Company will continue to pay the then current individual’s salary for a period of six months for Mr. Foley and nine months for Mr. Sciacca from the date of termination. In the event Messrs. Sciacca or Foley were terminated, without cause, on March 31, 2006, they would each have been entitled to a termination payment of approximately $120,000 and $75,000, respectively.
     In connection with the acquisition of Microserv, Inc. on August 29, 2003, the Company entered into a severance and restricted agreement with Mr. Scott. In the event of involuntary termination without cause, the Company would have been required to continue to pay the then current salary through August 29, 2006, payable during the twelve months following such termination. Mr. Scott ceased to be employed by the Company on September 5, 2005 and the Company paid him a severance payment for six months’ salary of $83,133, as agreed upon by Mr. Scott at the time of his departure from the Company.
     On September 30, 2004, the Company entered into an Employee Severance and Restrictive Covenant Agreement with Larry L. Whiteside. In the event that Mr. Whiteside’s employment with the Company was terminate for other than “Cause” or “Good Reason” (as defined in the agreement) or in the event of Mr. Whiteside’s death, physical or mental illness, disability or incapacity, Mr. Whiteside’s base salary would continue as severance payments until, and terminated upon, the 12 month anniversary of the date of such termination. Mr. Whiteside terminated employment with the Company on May 6, 2006. In connection with his termination of employment, on May 25, 2006, the Company and Mr. Whiteside accepted and agreed that the Company would pay Mr. Whiteside, as severance, one year’s base salary. Mr. Whiteside agreed that for a period of one year following the date of his termination of employment, that he will not (i) solicit, hire, contract, engage, retain, divert, induce or accept business from or otherwise take away or interfere with any current customer of the Company (or any subsidiaries or affiliates thereof) or any prospective customer with which the Company (or any subsidiaries or affiliates thereof) has targeted for new business and has had a substantial business contact in the past 12 months and for which Mr. Whiteside has knowledge of such business contact, in each case for the purpose of providing the same or similar services or goods as that of the Company (or any subsidiaries or affiliates thereof), and (ii) (a) solicit, divert or induce any of the current employees or consultants of the Company (or any subsidiaries or affiliates thereof) to leave or to work for Mr. Whiteside or any person or entity with which Mr. Whiteside is affiliated or (b) hire directly any current employees of the Company (or any subsidiaries or affiliates thereof) (it being agreed that this restriction does not prohibit an entity other than one controlled by Mr. Whiteside to hire such employees) or (c) supply information to an employer of Mr. Whiteside or another unaffiliated third party to assist such employer or other third party to do indirectly what Mr. Whiteside is restricted from doing pursuant to this letter agreement. Both the Company and Mr. Whiteside entered into a mutual release of claims and the Employee Severance and Restrictive Covenant Agreement was terminated.

Employee Benefit Plans
1994 Key Employee Stock Option Plan
     The purpose of the Plan was to assist the Company in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees to achieve long-germ corporate objectives. The aggregate number of shares of Common Stock that may be issued under the 1994 Plan is 400,000 subject to adjustment in the event of stock splits, stock dividends or other recapitalization of the Company’s Common Stock. All of the Company’s employees of any present or future parent or subsidiary corporation were eligible to receive an option or options under the 1994 Plan. Currently, the Compensation and Employee Benefits Committee administers the 1994 Plan. No further stock options may be granted under the 1994 Plan.
     As of March 31, 2006, stock options to purchase 306,000 shares of Common Stock were outstanding under the 1994 Plan of which options to purchase an aggregate of 226,000 shares were granted to executive officers at exercise prices ranging from $3.40 to $5.75 per share.
2005 Stock Option and Stock Incentive Plan
     The purpose of the 2005 Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and other key employees of and consultants to the Company and its affiliates by providing for awards in the form of Common Stock. All officers, directors and key employees of and important consultants to the Company and of or to any present or future Company parent or subsidiary corporation are eligible to receive an option or options or awards of restricted stock under the 2005 Plan.
     Awards made pursuant to the 2005 Plan may be in the form of options or grants of shares of restricted stock. Options granted under the 2005 Plan may be Incentive Stock Options or Non-Qualified Stock Options. The Committee, as described below, may also grant awards entitling the participant to receive a stated number shares of Common Stock, which awards may be subject to restrictions or forfeiture for a period of time as stipulated by the Board of Directors or the Committee, as applicable. The dollar value of awards of restricted stock granted under the 2005 Plan shall be based upon the fair market value of Common Stock on the date of grant.
     Pursuant to the terms of the 2005 Incentive Plan, 260,000 shares of Common Stock were reserved for issuance upon the exercise of options or awards of restricted stock granted under the 2005 Plan. Of the aggregate amount of shares of Common Stock issuable under the 2005 Plan, 60,000 shares are reserved for issuance exclusively to directors of the Company who are not also officers or employees of the Company and the remaining 200,000 shares are reserved for issuance exclusively to officers and key employees of and important consultants to the Company. Up to 200,000 shares of Common Stock may be issued upon the exercise of Incentive Stock Options.
     As of March 31, 2006, options to purchase 27,800 shares of common stock were outstanding and no shares of common stock were granted pursuant to restricted stock awards. Of the options granted, options to purchase 15,000 shares of Common Stock were granted to officers and options to purchase 7,800 shares of Common Stock were granted to directors.
CERTAIN TRANSACTIONS
     On June 29, 2005, the Company amended its 8% promissory notes dated October 8, 1998, October 13, 1998, November 2, 1998 and November 5, 1998 and 7% convertible subordinated debentures dated January 27, 1998, as amended on August 7, 2003 and September 30, 2003, to extend the maturity date to July 1, 2007, which date is the next day immediately succeeding the expiration of the Company’s second amended and restated loan and security agreement with Provident Bank. The holders of the 8% promissory notes and 7% convertible subordinated debentures are The Arch C. Scurlock Children’s Trust (the “Children’s Trust”) and Nancy M. Scurlock. Both are greater than 10% shareholders of the Common Stock. Arch C. Scurlock, Jr., a beneficiary and trustee of the Children’s Trust, and John H. Gover, a trustee of the Children’s Trust, are our directors. Subject to the prior approval of Provident Bank, which was obtained, the Company agreed to make principal and accrued interest payments on the 8% promissory notes and 7% convertible subordinated debentures aggregating $1.5 million. The Company used a portion of the proceeds from the sale of its secure network services business to make repay certain 8% promissory notes and the 7% convertible subordinated debentures. As a result of this transaction, the 7% convertible subordinated debentures in the aggregate principal amount of $400,000 were repaid, the 8% promissory notes dated October 8, 1998 in the aggregate principal amount of $500,000 were repaid and the 8% promissory notes dated October 13, 1998 in the aggregate principal amount of $500,000 were repaid. Also, accrued interest in the aggregate amount of $100,000 was paid to the holders of the 7% convertible subordinated debentures, and 8% promissory notes dated October 8, 1998, October 13, 1998, November 2, 1998 and November 5, 1998. At March 31, 2006, the aggregate balance of the 8% subordinated notes to the Children’s Trust and Nancy M. Scurlock was $1,000,000.
     In accordance with the Merger Agreement, as partial consideration for the acquisition of Microserv, Inc., the Company issued to the former shareholders of Microserv, Inc. promissory notes in an aggregate principal amount of $493,934, subject to reduction and setoff rights of the Company in accordance with the terms of the Merger Agreement. As a result of this transaction, the G. and A. Ryles Living Trust of which Gerald Ryles, a director of the Company, is the manager, Jonathan L. Scott, an executive officer of the Company, and Gary Lukowski, a greater than 5% holder of the Common Stock, received notes worth and aggregate principal amount of $113,395, $52,934 and $176,279, respectively. The entire principal amount of each of the notes issued to the former shareholders of Microserv was due and payable on or before February 28, 2005. These notes accrued interest at a rate of 5% per annum, which accrued but unpaid interest was required to be paid by the Company on a quarterly basis. Due to the non-compliance with the Company’s revolving credit agreement with Provident Bank at December 31, 2004, the notes were not repaid on February 1, 2005, and were classified as current notes payable. As a result of the non-payment, if the holders requested acceleration of the notes, the notes would have become due and immediately payable. The holders did not request acceleration. As a result of the non-payment, the interest on these notes increased to 10%. With the consent of Provident Bank, the Company used a portion of the proceeds from the sale of its secure network services business to repay these notes (including accrued interest) in full on July 13, 2005.

PERFORMANCE GRAPH-SHAREHOLDERS RETURN
     Set forth below is a graph comparing the cumulative total return of the Standard & Poor’s (“S&P”) 500 Composite Stock Index (“S&P 500”) and the Technology Sector Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 2001 and a reinvestment of dividends in the Company and each of the companies reported in the indices through March 31, 2006.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG HALIFAX CORPORATION, THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY

	Cumulative Total Return
	3/01	3/02	3/03	3/04	3/05	3/06
Halifax Corporation	$100.00	$155.10	$122.45	$178.37	$170.20	$124.49
S&P 500	100.00	100.24	75.42	101.91	108.73	121.48
S&P Technology Sector Index	100.00	92.60	62.36	89.83	87.59	99.44

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors of the Company has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries with management of the Company and Grant Thornton LLP, independent public accountants for the Company. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.
     The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.
     The Audit Committee has received the written disclosures and confirming letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Grant Thornton LLP their independence from the Company.
     Based on these reviews and discussions with management of the Company and Grant Thornton LLP referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31 2006 be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.
     This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement.
     The Board of Directors has adopted a written Audit Committee Charter, which was attached as an appendix to the proxy statement for the 2004 Annual Meeting of Shareholders filed with the SEC on June 16, 2004.

Audit Committee

John M. Toups, Chairman
Daniel R. Young
Thomas L. Hewitt

INDEPENDENT PUBLIC ACCOUNTANTS
     Grant Thornton LLP (“Grant Thornton”) has served as the Company’s independent accountants since July 2004. The Audit Committee has selected Grant Thornton as the Company’s independent accountants for the Company and its subsidiaries for the year ending March 31, 2007.
Independent Public Accountant
     On July 28, 2004, the Audit Committee engaged Grant Thornton as the Company’s independent auditor to audit the Company’s consolidated financial statements for the fiscal year ended March 31, 2005. Deloitte & Touche LLP (“Deloitte”) who had been engaged by the Company as the independent accountants to audit the Company’s consolidated financial statements was dismissed effective July 28, 2004.
     The decision to change the Company’s independent accountants from Deloitte to Grant Thornton was approved by the Audit Committee of the Board of Directors.
     The reports of Deloitte, on the financial statements of the Company during the two-year period ended March 31, 2004, did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the Company changing its accounting for goodwill and other intangible assets during fiscal 2003 as a result of adopting statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” During the two-year period ended March 31, 2004, and interim period from April 1, 2004 through July 28, 2004, the Company did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.
     In connection with the filing of the Current Report on Form 8-K with the SEC on July 30, 2004, Deloitte was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Deloitte agrees with the above statements. A copy of Deloitte’s letter to the SEC is filed as exhibit to the Company’s Current Report on Form 8-K filed on July 30, 2004.
Independent Public Accountant Fee Information
     The Company was advised by Grant Thornton that no member of Grant Thornton has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Grant Thornton are expected to attend the Annual Meeting and, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Aggregate fees for professional services rendered for the Company by Grant Thornton as of or for the year ended March 31, 2006 and 2005 were:

	2006	2005

Audit Fees	$241,284	$180,000
Audit Related Fees	—	16,895
Tax Fees	—	3,900
All Other Fees	—	—

Total	$241,284	$200,795

     All services performed by Grant Thornton were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining Grant Thornton’s independence.
     Audit Fees. The audit fees billed by Grant Thornton for the fiscal years ended March 31, 2006 and 2005 were for professional services rendered for the audits of the financial statements of the Company, quarterly reviews, issuance of consents, and assistance with the review of documents filed with the SEC.
     Audit-Related Fees. There were no audit related fees billed by Grant Thornton for the fiscal year ended March 31, 2006 and the audit related fees billed by Grant Thornton for fiscal year ended March 31, 2005 were for consultations concerning the acquisition of AlphaNational Technology Services, Inc.
     Tax Fees. There were no tax fees billed by Grant Thornton for the fiscal year ended March 31, 2006. The tax fees billed by Grant Thornton for the fiscal year ended March 31, 2005 were for services performed in connection with income tax services other than those directly related to the audit of the income tax accrual.
     All Other Fees. There were no all other fees billed by Grant Thornton for the fiscal years ended March 31, 2006 and 2005.
Pre-Approval Policies and Procedures
     The Audit Committee must approve all auditing services and non-audit services provided by Grant Thornton. The non-audit services specified in Section 10A(g) of the Exchange Act may not be provided by Grant Thornton. The Audit Committee will periodically review fees for services rendered with the full Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company believes that all of these filing requirements were complied with by its officers and directors and by the other beneficial owners of more than 10% of the Company’s Common Stock except that the Estate of Arch. C. Scurlock filed an amended Form 3 reporting the ownership of a convertible subordinated debenture late and reported the disposition of a convertible subordinated debenture late on a Form 4, the Arch C. Scurlock Childrens Trust filed a Form 3 late and reported the inheritance of six stock option awards late on a Form 4, Nancy M. Scurlock Trust filed a Form 3 late and reported the disposition of common stock and a convertible subordinated debenture late on a Form 4, Nancy M. Scurlock filed a Form 3 late, Arch C. Scurlock reported a purchase of common stock late on an amended Form 5, Douglas H. Reece filed a Form 3 late, John H. Grover, Thomas L. Hewitt, Gerald F. Ryles, Arch C. Scurlock, Daniel R. Young, John M. Toups, Charles L. McNew, Hugh M. Foley and Joseph Sciacca each reported the grant of stock options late on a Form 4. On making the foregoing statements, the Company has relied upon copies of the reporting forms received by it and certain written representations.
SHAREHOLDER PROPOSALS
     Pursuant to the proxy rules under the Exchange Act, the Company’s shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company’s 2007 Annual Meeting of Shareholders (the “2007 Meeting”) will be March 1, 2007. As to all such matters which the Company does not have notice on or prior to March 1, 2007, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2007 Annual Meeting to vote on such proposal. A shareholder proposal regarding the 2007 Annual Meeting must be submitted to the Company at its office located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, by March 1, 2007 to receive consideration for inclusion in the Company’s 2007 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.
OTHER MATTERS
     As of the date of this proxy statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, other than the approval of the minutes of the last shareholders’ meeting, which action shall not be construed as approval or disapproval of any of the matters referred to in such minutes, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy cardholders.

ANNUAL REPORT
     This proxy statement is accompanied by the Annual Report to Shareholders for the year ended March 31, 2006, which includes a copy of the Company’s annual report on Form 10-K for the year ended March 31, 2006 as filed with the SEC (the “Annual Report”). The Annual Report is not a part of the proxy solicitation materials.
     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN AN ADDITIONAL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2006 WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: HALIFAX CORPORATION, 5250 CHEROKEE AVENUE, ALEXANDRIA, VIRGINIA 22312, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors

/s/ Ernest L. Ruffner
Ernest L. Ruffner
Secretary

HALIFAX CORPORATION
5250 Cherokee Avenue
Alexandria, Virginia 22312
Annual Meeting of Shareholders to be on held July 21, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Ernest L. Ruffner and Joseph Sciacca or either of them, as proxies and attorneys in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.24 par value, of Halifax Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Halifax Corporation to be held on July 21, 2006 and at any postponement or adjournment thereof. The undersigned directs this proxy to vote as indicated on this proxy card.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF HALIFAX CORPORATION
July 21, 2006
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
âPlease detach along perforated line and mail in the envelope provided.â
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑
1. To elect seven directors, each for a one year term to serve until his successor is duly elected and qualified, as more fully described in the accompanying proxy statement.

NOMINEES:

☐ FOR ALL NOMINEES	¡ (1) John H. Grover
¡ (2) John M. Toups
☐ WITHHOLD AUTHORITY FOR ALL	¡ (3) Daniel R. Young
NOMINEES	¡ (4) Thomas L. Hewitt
¡ (5) Arch C. Scurlock, Jr.
☐ FOR ALL EXCEPT (See	¡ (6) Gerald F. Ryles
instruction below)	¡ (7) Charles L. McNew
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
2. To transact such other business, in their discretion, as properly may come before the meeting or any of the postponements or adjournments thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE)

MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE HALIFAX CORPORATION PROXY STATEMENT.
Should the undersigned be present and choose to vote at the Annual Meeting or at any postponements or adjournments thereof, and after notification to the Secretary of Halifax Corporation at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.
To change the address on your account, please check the box and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
The undersigned acknowledges receipt with this Proxy, a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held July 21, 2006 and 2006 Annual Report to Shareholders.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE MEETING ☐

Signature of Shareholder	Date:

Signature of Shareholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.